Exhibit 99.1

Standard BioTools Provides Update on Sale of Mass Cytometry Business

Standard BioTools Enters into New Purchase Agreement with Element Biosystems, a subsidiary of GMT Venture, After Determining GMT Venture’s Unsolicited Acquisition Proposal as Superior

BOSTON, Mass., September 30, 2026 (GLOBE NEWSWIRE) -- Standard BioTools Inc. (NASDAQ: LAB) (“Standard BioTools” or the “Company”) today announced the following updates in connection with the Company’s previously announced merger with Treeline Biosciences, Inc. (“Treeline”):

Standard BioTools terminated its previously announced agreement to sell its Mass Cytometry Business to Multiplex Bio and entered into a definitive agreement to sell its Mass Cytometry business to Element Biosystems, LLC (“Element”), an acquisition vehicle formed by GMT Venture Partners, LLC (“GMT Venture”) for $5.5 million in cash payable at closing, subject to customary adjustments.

Following the announcement of the Multiplex Bio transaction on July 28, 2026, Standard BioTools received an unsolicited acquisition proposal from GMT Venture on August 29, 2026 with respect to its Mass Cytometry business. Consistent with its fiduciary duties, the Board of Directors reviewed the GMT Venture proposal and determined that the GMT Venture proposal met the standard for engagement under the terms of the Multiplex Bio purchase agreement. Following engagement with GMT Venture and negotiation of a definitive agreement with Element, the Board of Directors determined that the Element transaction constitutes a superior proposal and, prior to entering the definitive agreement with Element, Standard BioTools and Multiplex Bio mutually agreed to terminate the previously announced Multiplex Bio purchase agreement.

The upfront cash proceeds from Element of approximately $5.5 million, without the obligation to provide a $10 million working capital loan as required in the terminated Multiplex Bio purchase agreement, increases the net cash position of Standard BioTools taken into account in the calculation of the final exchange ratio for the Treeline merger by approximately $15 million, after taking into account related termination and transaction fees, as compared to the Multiplex Bio transaction.

Michael Egholm, PhD, President and Chief Executive Officer of Standard BioTools, said, “We are pleased to realize greater value for our stockholders, while ensuring continuity for our Mass Cytometry customers and team. The competitive interest in this business only underscores the strength of our CyTOF, Hyperion, and Maxpar products, and the meaningful role they play in advancing single cell and spatial biology research.”

“We see significant long-term value in the Mass Cytometry business,” said Tom Claugus, Founder of GMT Venture. “It is built on foundational technology with an exceptional customer base and a dedicated team. We believe deeply in the long-term potential of the CyTOF and Hyperion platforms, and are committed to providing the resources needed to support the team, serve customers without interruption, and invest in the next generation of these products. We look forward to working closely with the team to build on this legacy.”

The Element transaction is expected to close by the end of 2026, substantially concurrently with the closing of the Treeline transaction, subject to approval by Standard BioTools’ stockholders and other customary closing conditions.

Pending Transaction with Treeline

The Company expects the Treeline transaction to close by the end of 2026, subject to approval by Standard BioTools stockholders and other customary closing conditions.

About Element Biosystems, LLC

Element was newly formed by GMT Venture to acquire Standard Biotools' Mass Cytometry business.  Element is focused on mass cytometry, single cell, and spatial biology. It will work closely with Core Quantum Technologies, Inc. and other early-stage biotech companies to further the impact of mass cytometry in drug discovery. Maynard Nexsen PC served as legal counsel to GMT Venture and Element and DPO&Co provided transaction advisory services.

About Standard BioTools Inc.

Standard BioTools, Inc. (NASDAQ: LAB), is committed to setting the new standard in the life science tools industry through strategic consolidation, best-in-class operations and a world class management team. The Company’s established portfolio includes essential, standardized next-generation solutions designed to help biomedical researchers develop better therapeutics faster. Learn more at standardbio.com or connect with us on X, Facebook®, LinkedIn, and YouTube™.

For Research Use Only. Not for use in diagnostic procedures.

Limited Use Label License and other terms may apply: standardbio.com/legal/notices. Trademarks: standardbio.com/legal/terms-and-conditions/.

Patent and License Information: standardbio.com/legal/trademarks. Any other trademarks are the sole property of their respective owners. ©2026 Standard BioTools Inc. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the disposition of the Mass Cytometry business and the expected outcome, timing and benefits of such disposition; the Treeline transaction, including Standard Biotools’ expected net cash at the closing of the Treeline transaction and the expected timing of the closing of the Treeline transaction. The words “intend,” “realize,” “ensure,” “advance,” “believe,” “commit,” “potential,” “build,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (i) the risk that the sale of the Mass Cytometry business may not be completed in a timely manner or at all; (ii) the ability to obtain the requisite approval for the sale of the Mass Cytometry business from stockholders of Standard BioTools; (iii) the possibility that any or all of the various conditions to the consummation of the sale of the Mass Cytometry business may not be satisfied or waived; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement relating to the sale of the Mass Cytometry business, including in circumstances that would require Standard BioTools to pay a termination fee or other expenses; (v) the risk that the Treeline transaction may not be completed in a timely manner or at all; (vi) the ability to obtain the requisite approval for the issuance of equity in connection with the Treeline transaction from stockholders of Standard BioTools; (vii) the possibility that additional competing offers or acquisition proposals will be made with respect to the Mass Cytometry business; (viii) the possibility that competing offers or acquisition proposals will be made with respect to the Treeline business; (ix) the possibility that any or all of the various conditions to the consummation of the Treeline transaction may not be satisfied or waived; (x) the occurrence of any event, change or other circumstance that could give rise to the termination of the Treeline transaction, including in circumstances that would require Standard BioTools to pay a termination fee or other expenses; (xi) the effect of the pendency of the Treeline transaction and sale of the Mass Cytometry business on the parties’ ability to retain and hire key personnel, their ability to maintain relationships with customers, suppliers and others with whom they do business, their business generally or their stock price; (xii) risks related to diverting management’s attention from ongoing business operations or the loss of one or more members of the management team; (xiii) the risk that stockholder litigation in connection with either the sale of the Mass Cytometry business or the Treeline transaction may result in significant costs of defense, indemnification and liability; (xiv) the parties’ ability to realize the anticipated benefits of the Treeline transaction; (xv) the risk that the parties may assume unexpected liabilities and expenses as a result of the Treeline transaction; (xvi) the risk that the potential disposition of Standard BioTools’ Microfluidics business may not be completed on favorable terms or at all; (xvii) the risk that Standard BioTools could fail to maintain the listing of its common stock on Nasdaq; (xviii) uncertainties as to the potential for development, commercialization and other benefits of any of Treeline’s product candidates; and (xix) uncertainties as to Treeline’s anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for commencing clinical trials and announcing data and other clinical results.

For information regarding other related risks, see the “Risk Factors” section of Standard BioTools’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2026, Standard BioTools’ most recent Quarterly Report on Form 10-Q and Standard BioTools’ other filings with the SEC. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. These forward-looking statements speak only as of the date hereof. Standard BioTools does not assume any obligation to, and does not currently intend to, update any such forward-looking statements except as may be required by law.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of Standard BioTools’ sale of its Mass Cytometry business to Element and/or in respect of the Treeline transaction. In connection with the Treeline transaction and related stockholder vote, Standard BioTools has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 on July 20, 2026 that included a preliminary proxy statement and a preliminary prospectus of Standard BioTools, and that may be amended or supplemented from time to time. In connection with the disposition of the Mass Cytometry business to Element and related stockholder vote, Standard BioTools will amend the preliminary proxy statement contained in the Registration Statement to include the proposed sale of the Business. This communication is not a substitute for the preliminary proxy statement/ preliminary prospectus or any other document that Standard BioTools may file with the SEC or send to its stockholders in connection with the proposed transactions. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Any definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Standard BioTools.

INVESTORS AND STOCKHOLDERS OF STANDARD BIOTOOLS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS, SUPPLEMENTS AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT MATERIALS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STANDARD BIOTOOLS, TREELINE, ELEMENT AND THE PROPOSED TRANSACTIONS. Copies of the materials filed or to be filed by Standard BioTools with the SEC may be obtained free of charge on Standard BioTools’ Investor Relations website at https://investors.standardbio.com or by contacting Standard BioTools’ Investor Relations department at ir@standardbio.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov.

Participants in the Solicitation

Standard BioTools, Treeline, Element and certain of their respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies of Standard BioTools stockholders in connection with the proposed transactions under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of Standard BioTools’ executive officers and directors who may, under SEC rules, be deemed participants in the solicitation by reading Standard BioTools’ proxy statement for its 2026 annual meeting of stockholders (including under the headings “Management and Corporate Governance,” “Executive Officer and Director Compensation,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” “Executive Compensation” and “Certain Relationships and Related Transactions, and Director Independence”), its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and Standard BioTools’ other filings with the SEC. Information regarding each of Treeline’s and Element’s directors and executive officers who may be deemed participants in the solicitation is contained in the registration statement on Form S-4 filed by Standard BioTools. These documents are or will be available free of charge at the SEC’s website at www.sec.gov or by going to Standard BioTools’ Investor Relations website at http://investors.standardbio.com or contacting Standard BioTools’ Investor Relations department at ir@standardbio.com.

Contacts:

IR:
ir@standardbio.com

Media:
Dan Moore / Nick Lamplough / Tali Epstein
Collected Strategies
LAB-CS@collectedstrategies.com